Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of our report dated March 26, 2025, relating to the consolidated financial statements of Perspective Therapeutics, Inc. as of and for the year ended December 31, 2024 appearing in Perspective Therapeutics, Inc.’s Form 10‑K for the year ended December 31, 2024. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 26, 2025